EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-25233, 33-82076, 333-48789, 333-48795, 333-48815, 333-84779, 333-108092, 333-110061, and 333-142743 on Form S-8 and Registration Statement No. 333-122823 on Form S-3 of our report dated June 25, 2008, appearing in this Annual Report on Form 11-K of the Regal Beloit Corporation Retirement Savings Plan for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP
Milwaukee, WI
June 25, 2008